UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[   ]Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[X]Definitive Additional Materials

[   ] Soliciting Material Pursuant to §240.14a-12

WESTERN ASSET FUNDS, INC.

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]         No fee required.

[   ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)Aggregate number of securities to which transaction applies:

3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Primerica Shareholder Services

TO:	All Registered Representatives of PFS Investments
FROM:	Primerica Shareholder Services
DATE:	June 9, 2020
SUBJECT:	Legg Mason Funds -- Voting Proxies
BULLETIN NO:	20-OPS-029

Legg Mason has mailed proxy statements to shareholders in their funds in connection with the proposed sale of Legg Mason to Franklin Templeton. In addition to mailing proxy materials, Legg Mason is conducting a callout campaign encouraging shareholders to vote. Please encourage your clients to vote their proxies.

Shareholders can call Computershare Fund Services at 866-963-5819 and AST Fund Solutions, LLC at 800-290-6433 to vote.

Voting now may eliminate bothersome mailings and phone calls.

Primerica Shareholder Services will be posting a pop-up message on Shareholder Account Manager to encourage clients to vote their proxies.

Please take a moment to review this information and communicate to your base shop. Should you have any questions, contact our Representative Hotline at (800) 665-8677.

For internal use only. Not to be used with or distributed to the public.

Message to be included on PFS account statements:

If you own a Legg Mason sponsored fund in your account with Primerica Financial Services and recently received proxy materials, please remember to vote. You can do so by calling our Proxy Solicitor at 866-963-5819.